Exhibit 10.1
AMENDMENT NO. 2 TO
PROMISSORY NOTE
          THIS AMENDMENT NO. 2 TO PROMISSORY NOTE (this “Amendment”) is made as of March 31, 2010 to that certain Promissory Note, dated as of December 31, 2007 and amended as of December 19, 2008, in the original principal amount of $2,000,000 (the “Note”), made in favor of Immersive Media Corp., an corporation organized under the laws of Alberta province in Canada (“Lender”), by T3 Motion, Inc., a Delaware corporation (“Borrower”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Note.
RECITALS
          WHEREAS, Borrower and Lender desire to amend the terms and conditions of the Note, in order that, among other things, the maturity date will be extended by one month.
          WHEREAS, Borrower and Lender agree that Borrower has already repaid $1,000,000 of the Note principal and that the outstanding principal amount under the Note is $1,000,000.
AMENDMENT
          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:
          1. Maturity Date Extension and Interest. The maturity date of the Note shall be amended from March 31, 2010 to April 30, 2010. All accrued interest to March 31, 2010 shall be paid on April 1, 2010.
          2. Warrants. As consideration for extending the maturity date of the Note, Lender shall exchange (a) its Class A warrants to purchase up to 697,639 shares of Borrower common stock, $0.001 par value per share, at an exercise price of $1.081 per share and (b) its Class D warrants to purchase up to 250,000 shares of Borrower common stock at an exercise price of $2.00 per share, for (c) two (2) Class G Warrants to purchase up to 697,639 and 250,000 shares of Borrower common stock, respectively, each with an exercise price of $0.70 per share. In addition, we will issue 1,040,000 Class G Warrants with an exercise price of $0.70 if the note and accrued interest is not repaid in full by April 30, 2010, in which case, the maturity date will become March 31, 2011 and the interest rate compounded annually will become 15%. The terms of the Class G Warrants shall be substantially similar to prior class G warrants issued by Borrower.
          3. Legend. All Warrants issued pursuant hereto, and any certificates evidencing Shares issued upon the exercise of such Warrants, shall bear a legend that reads:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR

THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
          4. Existing Terms. Except as provided herein, the Note shall remain in full force and effect.
          5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Promissory Note to be effective as of the date first above written.

Borrower:

T3 MOTION, INC.

By:
Ki Nam, Chief Executive Officer

Acknowledged and agreed by Lender:

IMMERSIVE MEDIA CORP.

By:
Name: David Anderson
Chief Financial Officer